Exhibit 10.1

Share Purchase Agreement

This share purchase agreement (this “Agreement”) is dated as of July ____, 2019, by and between the investor identified on the signature page hereto (the “Investor”) and Chicken Soup for the Soul Entertainment, Inc., a Delaware corporation (the “Company”), whereby the parties agree as follows:

WHEREAS, the Company desires to sell, and the Investor desires to purchase, shares of the Company’s 9.75% Series A cumulative redeemable preferred stock (“Series A Preferred Stock”).

NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto agree as follows:

1.       Agreement.

(a)       Investor agrees to buy and, subject to acceptance as provided below, the Company agrees to sell and issue to Investor, such number of shares (the “Shares”) of the Series A Preferred Stock as are set forth on the signature page hereto, for the aggregate purchase price set forth on the signature page hereto (the “Purchase Price”). The Shares are being offered by the Company on a private placement basis in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”).

(b)       The Company may accept this Agreement at any time for all or any portion of the Shares subscribed for by executing a copy hereof as provided and notifying the Investor within a reasonable time thereafter. The Company has the right to reject this Agreement for the Series A Preferred Stock, in whole or in part for any reason and at any time prior to the Closing (as defined below) thereon, notwithstanding prior receipt by the Investor of notice of acceptance of the Investor’s Agreement. In the event the Investor’s Agreement is rejected, the Investor’s payment will be returned from escrow promptly to the Investor without interest or deduction and this Agreement will have no force or effect The Shares subscribed for herein will not be deemed issued to or owned by the Investor until one copy of this Agreement has been executed by the Investor and countersigned by the Company and the Closing with respect to the Investor’s Agreement has occurred.

(c)       Provided that the full Purchase Price and a completed and manually executed copy of this Agreement have been tendered and not returned in accordance with Section 2, the closing of Investor’s purchase of the Shares shall occur on or prior to July ___, 2019, which date may be extended by up to five business days by the Company without notice to the Investor (such date, as may be extended, the “Closing Date”). Promptly thereafter, the Company shall cause the Shares to be delivered to the Investor, which delivery shall be made by delivery of physical certificates to Investor. The certificates shall contain a customary restrictive legend prohibiting sale or transfer of the Shares evidenced thereby except under an effective registration statement filed with the Securities and Exchange Commission or an exemption from such registration requirements.

(d)       The Investor shall have certain registration rights with respect to the Shares as set forth and prescribed by the registration rights agreement (the “Registration Rights Agreement”) in the form attached hereto as Exhibit A.

2.       Investor Delivery of Documents and Payment. The Investor hereby tenders to the Company (i) the full Purchase Price by check or wire transfer and (ii) one completed and manually executed copy of this Agreement and (iii) one completed and manually executed copy of the Registration Rights Agreement. In the event that the sale of Shares is not consummated for any reason, the Purchase Price will be returned to the investor without interest or deduction. At the closing of the sale of the Shares prescribed hereby, the Company shall deliver to the Investor (a) certificates evidencing the Shares, (b) one countersigned copy of this Agreement and (c) one countersigned copy of the Registration Rights Agreement.

3.       Company Representations and Warranties. The Company represents and warrants to Investor:

(a) it has full corporate power and authority to enter into this Agreement (and the Registration Rights Agreement) and to perform all of its obligations hereunder and thereunder;

(b) this Agreement (and the Registration Rights Agreement) has been duly authorized and executed by and, when delivered in accordance with the terms hereof, will constitute a valid and binding agreement of the Company enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally or subject to general principles of equity;

(c) the execution and delivery of this Agreement (and the Registration Rights Agreement) and the consummation of the transactions contemplated hereby and thereby do not conflict with or result in a breach of (i) the Company’s Amended and Restated Certificate of Incorporation (including the Certificate of Designations of the Series A Preferred Stock) or Bylaws, or (ii) any material agreement to which the Company is a party or by which any of its property or assets is bound;

(d) the Shares when issued and paid for in accordance with the terms of this Agreement will be duly authorized, validly issued, fully paid and non-assessable;

(e) all preemptive rights or rights of first refusal held by stockholders of the Company and applicable to the transactions contemplated hereby have been duly satisfied or waived in accordance with the terms of the agreements between the Company and such stockholders conferring such rights.

(f) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as currently proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the business or properties of the Company and its subsidiaries taken as a whole.

(g) the Company is not the subject of any pending or, to its knowledge, threatened or contemplated investigation or administrative or legal proceeding by the Internal Revenue Service, the taxing authorities of any state or local jurisdiction, or the Securities and Exchange Commission, or any state securities commission, or any other governmental entity.

(h) the Company has timely filed all forms, and reports and documents with the Securities and Exchange Commission required to be filed by it under the Securities Exchange Act 1934, as amended (the “Exchange Act”) through the date hereof (collectively, the “SEC Reports”). Each of the SEC Reports, at the time filed, complied in all material respects with the requirements of the Exchange Act. The Company has made available to the Investor a copy of the Company’s Form 10-K for the fiscal year ended December 31, 2018, a copy of the Company’s Forms 10-Q and 8-K.s filed by the Company since January 1, 2019 (the “Most Recent Filings Report”). There have been no material adverse changes in the Company’s business, prospects, operations or financial condition since the date of the Most Recent Filings Report. The SEC Reports furnished herewith by the Company to the Investor are referred to collectively as the “Disclosure Documents.” The financial statements contained in the Disclosure Documents have been prepared in accordance with generally accepted accounting principles, consistently applied, and fairly present in all material respects the consolidated financial condition of the Company as of the dates of the balance sheets included therein and the consolidated results of its operations and cash flows for the periods then ended. Without limiting the foregoing, there are no material liabilities, contingent or actual that are not disclosed in the Disclosure Documents (other than liabilities incurred by the Company in the ordinary course of its business, consistent with its past practice, after the periods covered by the Disclosure Documents).

4.       Investor Representations, Warranties and Acknowledgments.

(a) The Investor represents and warrants that: (i) it has full right, power and authority to enter into this Agreement and to perform all of its obligations hereunder; (ii) this Agreement has been duly authorized and executed by the Investor and, when delivered in accordance with the terms hereof, will constitute a valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally or subject to general principles of equity; (iii) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not conflict with or result in a breach of (A) the Investor’s certificate of incorporation or by-laws (or other governing documents), or (B) any material agreement or any law or regulation to which the Investor is a party or by which any of its property or assets is bound; (iv) it has had full access to the Disclosure Documents and the Company’s other periodic reports and other information incorporated by reference therein, and was able to read, review, download and print such materials; (v) in making its investment decision in this offering, the Investor and its advisors, if any, have relied solely on the Company’s public filings with the Securities and Exchange Commission; and (vi) it is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved in the purchase of the Shares.

(b) The Investor also represents and warrants that, other than the transactions contemplated hereunder, the Investor has not directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with the Investor, executed any “short sales” as defined in Rule 200 of Regulation SHO under the Securities Exchange Act of 1934 (the “Short Sales”), in the securities of the Company during the period commencing from the time that the Investor first became aware of the proposed transactions contemplated hereunder until the date hereof. The Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

(c) The Investor hereby represents and warrants to the Company that it is an “accredited investor,” as defined in Rule 501 of Regulation D, and has marked the applicable box set forth in Section 9 of this Agreement signifying such status.

(d) The Investor is acquiring the Shares solely for investment purposes for the Investor’s own account (or for beneficiaries’ accounts over which the Investor has investment discretion but no discretionary authority as to voting or disposition) and not with a view to a distribution of all or any part thereof. The Investor is aware that there are legal and practical limits on its ability to sell or dispose of the Shares and therefore, that the Investor must bear the economic risk of its investment for an indefinite period of time.

(e) The Shares were not offered to the Investor through, and the Investor is not aware of, any form of general solicitation or general advertising, including, without limitation, (i) any advertisement, articles, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(f) The Investor understands that the issuance of the Shares has not been registered and the Shares therefore are “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that, under such laws and applicable regulations, such securities may not be transferred or resold without registration under the Securities Act or pursuant to an exemption therefrom. In this connection, the Investor represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

5.       Investor Covenant Regarding Short Sales and Confidentiality. The Investor covenants that neither it nor any affiliates acting on its behalf or pursuant to any understanding with it will execute any Short Sales of securities of the Company during the period from the date hereof and ending at the time that the transactions contemplated by this Agreement are first publicly announced through a press release and/or Form 8-K. The Investor covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company through a press release and/or Form 8-K, the Investor will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

6.       Miscellaneous.

(a) The Company will reimburse Investor $80,000 for due diligence fees, legal fees and other related expenses incurred by it in connection with this transaction. This Agreement (and the Registration Rights Agreement) constitute the entire understanding and agreement between the parties with respect to its subject matter, and there are no agreements or understandings with respect to the subject matter hereof which are not contained in this Agreement and the Registration Rights Agreement. This Agreement may be modified only in writing signed by the parties hereto.

(b) This Agreement may be executed in counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. Execution may be made by delivery by facsimile.

(c) The provisions of this Agreement are severable and, in the event that any court or officials of any regulatory agency of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible, so long as such construction does not materially adversely affect the economic rights of either party hereto.

(d) All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and shall be mailed, hand delivered, sent by a recognized overnight courier service such as Federal Express, or sent via facsimile and confirmed by letter, to the party to whom it is addressed at the following addresses or such other address as such party may advise the other in writing:

To the Company: as set forth on the signature page hereto.

To the Investor: as set forth on the signature page hereto.

All notices hereunder shall be effective upon receipt by the party to which it is addressed.

(e) This Agreement shall be governed by and interpreted in accordance with the laws of the State of Connecticut for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. To the extent determined by such court, the prevailing party shall reimburse the other party for any reasonable legal fees and disbursements incurred in enforcement of, or protection of any of its rights under this Agreement.

If the foregoing correctly sets forth our agreement, please confirm this by signing and returning to us the duplicate copy of this Agreement.

Number of Shares: 40,000

Purchase Price Per Share: $25.00

Aggregate Purchase Price: $1,000,000

INVESTOR:

[ENTITY]

By:

Name:
Title:

Address for Notice:

CHICKEN SOUP FOR THE SOUL ENTERTAINMENT, INC.

By:

Name: William J. Rouhana, Jr.
Title: Chairman and CEO

Address for Notice:

132 E. Putnam Ave

Cos Cob CT

Facsimile:

Attention: CEO

EXHIBIT A

REGISTRATION RIGHTS AGREEMENT